Current Report

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

Raytech Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9298	06-1182033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 295, Four Corporate Drive, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

203-925-8021
Registrant's telephone number, including area code

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2005, the Board of Directors of Raytech Corporation (“Raytech”) elected Larry W. Singleton, who has been serving as interim CEO since June 2004, as President and Chief Executive Officer effective September 1, 2005. Mr. Singleton was also elected to the Board of Directors, filling a vacancy on the Board, effective September 1, 2005.

Mr. Singleton, age 55, was a principal in AlixPartners LLC, a firm who provided operational and financial consulting services to Raytech, since 2004 and resigned that position effective August 31, 2005. Before becoming a principal in AlixPartners in February, 2004, Mr. Singleton was a Director of Safety-Kleen Corp. from August 2002 to December 2003, Executive Vice President and Chief Financial Officer of Safety-Kleen Corp. from November 2001 to December 2003, and Senior Vice President and Chief Financial Officer of that company from August 2000 to November 2001. Before joining Safety-Kleen Corp. Mr. Singleton was Executive Vice President of Gulf States Steel, Inc. from February 1999 to July 2000. From January 2000 through January 2001, Mr. Singleton served as an investment committee member to Revitalizacni Agentura, a.s., a subsidiary of the Czech Republic’s national bank, formed to assist the Czech government in restructuring numerous industrial companies in anticipation of entering the European Union. Mr. Singleton has been a Director of The Thaxton Group, Inc., a sub-prime lender, since January, 2004.

Mr. Singleton was a principal in AlixPartners when he was serving as interim CEO of Raytech. Raytech paid AlixPartners a total of $537,700 and $505,120 for Mr. Singleton’s services in 2004 and 2005, respectively, and $28,836 and $18,806 in travel and other expenses in 2004 and 2005, respectively, but did not pay any direct compensation to Mr. Singleton. In 2005, Raytech paid an additional success fee of $200,000 to AlixPartners based on Mr. Singleton’s activities during 2004 and will pay a placement fee of $300,000 arising from Raytech’s employment of Mr. Singleton. Mr. Singleton’s employment agreement with Raytech has not been finalized at the date of this report.

On August 26, 2005, Raytech announced that John B. Devlin, Vice President, Treasurer and Chief Financial Officer, has resigned effective August 31, 2005, due to the relocation of Raytech’s corporate offices.

On August 23, 2005, the Board of Directors of Raytech elected Richard P. McCook, Executive Vice President, Chief Financial Officer and Treasurer of Raytech, effective September 1, 2005. Mr. McCook, who is 52 and a Certified Public Accountant, was Senior Vice President and Chief Financial Officer from 1999 to 2004, and Financial Vice President and Chief Financial Officer of Winn-Dixie Stores from 1984 to 1999, of Winn-Dixie Stores, Inc., Jacksonville, Florida, a $12 billion grocery store chain company listed on the New York Stock Exchange that owned a substantial number of manufacturing facilities to supply a portion of the companies products. Mr. McCook’s responsibilities and experience in those positions included corporate financial management and analysis, strategic planning, treasury and cash management, manufacturing process analysis, mergers and acquisitions and certain administrative functions. Mr. McCook’s employment agreement with Raytech has not been finalized at the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raytech Corporation
(Registrant)

Date: August 26, 2005

(Signature)*

/s/JOHN B. DEVLIN
John B. Devlin
Vice President, Treasurer and
Chief Financial Officer

*Print name and title of the signing officer under his signature.